EXHIBIT 5

                                October 22, 1996

XLConnect Solutions, Inc.
411 Eagleview Road
Exton, Pennsylvania 19341

                  Re:  Registration Statement on Form S-8
                       ----------------------------------

Ladies and Gentlemen:

        I am Vice President and General Counsel to XLConnect Solutions, Inc. (the "Company") and have been asked to render this opinion in connection with the filing by the Company of its Registration Statement on Form S-8 which is being filed with the Securities and Exchange Commission on the date hereof under the Securities Act of 1933, as amended (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement. The Registration Statement relates to the proposed issuance and sale by the Company of up to 3,000,000 shares of Common Stock (the "Shares") pursuant to the Company's 1996 Long-Term Incentive Plan (the "Plan").

        I have examined the Registration Statement, including the exhibits thereto, the Company's Articles of Incorporation, as amended, the Company's By-laws and such other documents as I have deemed appropriate. In the foregoing examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the authenticity of all documents submitted to me as copies of originals. The opinion expressed herein is based exclusively on the applicable provisions of the Pennsylvania Business Corporation Law of 1988 and federal securities laws as in effect on the date hereof.

        Based upon such examination, I am of the opinion that the Shares, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and nonassessable.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Interests of Named Experts and Counsel" in the Registration Statement. On giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or rules and regulations of the Commission thereunder.



                                  Very truly yours,



                                  /s/John E. Royer, Jr.
                                  ---------------------
                                  John E. Royer, Jr.
                                  Vice President and General Counsel


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